EXHIBIT 99.1

Exhibit 99.1

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”), entered into this 9th day of December, 2011 (the “Effective Date”), sets forth the arrangement between  The Brussell Group, LLC, a Colorado limited liability company with its principal place of business located at 4798 Valhalla Drive, Boulder, Colorado 80301 (“Consultant”), and Energy Telecom, Inc., a Florida corporation with its principal place of business located at 3501-B N. Ponce de Leon Blvd., #393, St. Augustine, Florida 32084 (the “Company”), with respect to compensation to which Consultant may become entitled under the terms and conditions set forth in this Agreement.

W I T N E S S E T H:

WHEREAS, Company desires to obtain business logistical services from the Consultant as an independent contractor in connection with its business and operations, and Consultant desires to provide such services, upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises, the mutual covenants of the parties herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, it is agreed as follows:

1.           Consulting Arrangement.  The Company hereby contracts for the services of Consultant and Consultant agrees to perform such duties and responsibilities and to render advice and consulting as may be requested by the Company from time to time during the term of this consulting arrangement in connection with the Company’s business (the "Services").  Said Services shall include, but not be limited to, those listed in the Scope of Work attached hereto as Exhibit A.

All Services provided by the Consultant hereunder shall be carried out to the best of its ability and in conformity with any oral or written instructions of the Company.  Unless otherwise agreed in writing by the Company, all Services provided hereunder shall be performed by Benjamin Brussell individually on behalf of the Consultant.  Consultant shall devote such business time and energies as required to enable Consultant to fulfill his obligations hereunder, it being understood and agreed that the services of Benjamin Brussell, individually, are essential to the satisfactory performance of the Services.  Other than Benjamin Brussell, Consultant may not utilize any employees, consultants, sub-contractors or other persons to perform any of the Services hereunder without the prior written consent of the Company.

2.           Compensation and Term.   This Agreement shall begin effective as of the Effective Date and shall continue on a month-to-month basis until terminated by either party upon providing the other party with 30 days prior written notice (the "Consulting Period"). For services hereunder, the Company shall issue to the Consultant 5,000 shares of the Company’s class A common stock per month (the “Shares”), to be issued and earned on the last business day of each month in arrears.  In addition, the Company shall reimburse Consultant for any travel or out of pocket expenses incurred in connection with the Services.   Consultant must receive written approval from the Company prior to incurring any such reimbursable expenses, and any travel expenses shall be subject to the Company’s established travel policies and procedures.

The Shares issued may not be sold or transferred unless  (i) such shares are sold pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”) or (ii) the Company’s transfer agent shall have been furnished with an opinion of  the Company’s counsel to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the 1933 Act (or a successor rule) (“Rule 144”).  The Shares, when issued, will contain a standard 1933 Act restrictive legend.

The legend shall be removed and the Company shall issue to the Consultant a new certificate therefore free of any transfer legend if the Company’s transfer agent shall have received an opinion of the Company’s counsel, to the effect that (i) a public sale or transfer of such Shares may be made without registration under the 1933 Act or (ii) in the case whereby the Shares may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold. Upon the Consultant’s written request, the Company shall pay for a Rule 144 opinion to be issued covering any Shares then eligible.  For purposes of this section, the Company shall not be required to pay for more than one Rule 144 opinion in any twelve month period, and in the event that more than Rule 144 opinion must be issued covering the them eligible shares (for example, if certain Shares may be sold under Rule 144 and other Shares may have the legend removed under Rule 144(b)), the Company shall only be required to pay for one opinion, even if part of one request.

3.           Independent Contractor Relationship.  This Agreement is intended to create an independent contractor relationship between Consultant and Company, which is described in Section 3508 of the Internal Revenue Service Code, and shall be interpreted to effectuate such intent between the parties.

(a)
No Taxes Withheld from Compensation. Company will not withhold any taxes from any compensation paid to Consultant according to this Agreement. It is acknowledged and agreed by the parties that Company has not, is not, and shall not be obligated to make, and that it is the sole responsibility of Consultant to make, in connection with compensation paid to Consultant according to this Agreement, all periodic filings and payments required to be made in connection with any withholding taxes, FICA taxes, Federal unemployment taxes, and any other federal, state or local taxes, payments or filings required to be paid, made or maintained.

(b)
Consultant Controls Time and Effort.  It is agreed that Company is interested only in the ultimate results of Consultant’s activities pursuant to this Agreement, and that Consultant shall have exclusive control over the time and effort invested by Consultant pursuant to this Agreement, and the manner and means of Consultant’s performance under this Agreement, provided, however, that the Consultant shall meet such project deadlines as established by the Company from time to time.

(c)
Independence from Company.  The parties further agree that Consultant shall have no control or supervision over Company’s employees, officers, directors, representatives or affiliates.  Consultant will not represent that it is an employee of Company. Consultant shall at all times represent himself and be construed as independent of Company.  Consultant shall not, under any circumstances, be deemed to be a servant or employee of Company for any purpose, including for Federal tax purposes.  Consultant’s relationship to Company is that of an independent contractor, and nothing in this Agreement shall constitute this Agreement as a joint venture or partnership between Consultant and the Company.  Consultant shall have no authority to bind Company or any of its employees, officers, directors, representatives or affiliates by any promise or representation, oral or otherwise, unless specifically authorized in a writing bearing an authorized signature of a Company officer, director or representative.

4.           Confidential Information. Consultant acknowledges that, pursuant to this Agreement, it may be given access to or may become acquainted with certain information, trade secrets or both, of Company (collectively, the “Confidential Information") and the exclusive property of Company.

5.           Nondisclosure of Confidential Information.  During and following the Consulting Period, the Consultant will hold in confidence the Confidential Information and shall not in any manner, either directly or indirectly, divulge, disclose or communicate to any person or entity, any of the Confidential Information except with the specific prior written consent of the Company or except as otherwise expressly permitted by the terms of this Agreement.  Consultant expressly agrees that the Confidential Information affects the successful and effective conduct of Company’s business and its good will, and that any breach of the terms of this Section by Consultant is a breach of this Agreement.

The Consultant recognizes that, as between the Company and the Consultant, any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"), whether or not developed by the Consultant, are the exclusive property of the Company. Upon termination of this Agreement by either party, or upon the request of the Company during the Consulting Period, the Consultant shall return to the Company, or destroy (and certify to such destruction in writing to the Company), all of the Proprietary Items in the Consultant's possession or subject to the Consultant's control, and the Consultant shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

6.           Exceptions to Nondisclosure.  Notwithstanding anything to the contrary contained in this Agreement, Consultant shall not be prohibited from disclosing to third parties, or using without the prior written consent of Company, information that (a) was, on the date of this Agreement, generally known to the public, (b) is as of the date of this Agreement known to Consultant on a non-confidential basis, as evidenced by written records in the possession of Consultant, (c) is subsequently disclosed to Consultant by a third party who is in lawful possession of such information and is not under an obligation of confidence, (d) is disclosed by Company to third parties generally without restriction on use and disclosure, or (e) is required to be disclosed by law or a final order of a court or other governmental agency or authority of competent jurisdiction, provided, however, reasonable notice prior to any disclosure as required by applicable law or court process shall be given to Company which would allow Company sufficient time to attempt to obtain injunctive relief in respect to such disclosure.

7.           Non-Compete/Non-Circumvention.  During the Consulting Period, Consultant will not, directly or indirectly, without the prior written consent of the Company, which may be withheld in the Company’s sole discretion:

(a)
solicit, take away or interfere with any contractual relationship of any employee, consultant, agent, representative, contractor, supplier, vendor, customer, franchisee, lender or investor of the Company (including its present and future subsidiaries and affiliates), or using, for the benefit of any person or entity other than the Company, any Confidential Information of the Company; or

(b)
accept or cause or authorize, directly or indirectly, to be accepted for or on behalf of Consultant or third parties, business from any persons who were at any time during the Consulting Period, customers of the Company (including its present and future subsidiaries and affiliates); or

(c)
use the tradenames, trademarks, or trade dress of any of the products of the Company (including its present and future subsidiaries and affiliates); or any substantially similar tradename, trademark or trade dress likely to cause, or having the effect of causing, confusion in the minds of manufacturers, customers, suppliers and retail outlets and the public generally.

The foregoing covenant prohibiting competitive activities shall survive the termination of this Agreement and shall extend, and shall remain enforceable against Consultant, for the period of one (1) year following the date of termination of this Agreement. In addition, during the one-year period following such expiration or earlier termination, neither Consultant nor the Company shall make or permit the making of any negative statement of any kind concerning the Company or its affiliates, or its directors, officers or agents or Consultant.

8.           Work for Hire; Ownership of Work Product.

(a)
“Work Product” means all computer software, designs, ideas, discoveries, works of authorship, products, programs, procedures, formulae, processes, manufacturing techniques, graphic design, interfaces, inventions, improvements and ideas, conceived, created, developed or reduced to practice by Consultant, alone or with others, which arise out of or are created in connection with the Services during the Consulting Period.  The Company and the Consultant understand, acknowledge and agree that all of Consultant’s Work Product shall be deemed “work for hire” within the meaning of the U.S. Copyright Laws and that the Company shall be deemed the Author thereof and Owner of all rights therein and thereto, including without limitation the copyright thereof and all derivative works thereto throughout the world in all media in perpetuity.

(b)
To the extent any of Consultant’s work product is not deemed “work for hire”, Consultant hereby irrevocably assigns, conveys and otherwise transfers to the Company, and its respective successors and assigns, all rights, title and interest worldwide in and to the Work Product and all proprietary rights therein, including, without limitation, all copyrights, trademarks, design patents, trade secret rights, moral rights, and all contract and licensing rights, and all claims and causes of action of any kind with respect to any of the foregoing, whether now known or hereafter to become known.

(c)
In the event Consultant has any rights in and to the Work Product that cannot be assigned to the Company, Consultant hereby unconditionally and irrevocably waives the enforcement of all such rights, and all claims and causes of action of any kind with respect to any of the foregoing against the Company, its distributors and customers, whether now known or hereafter to become known and agrees, at the request and expense of the Company and its respective successors and assigns, to consent to and join in any action to enforce such rights and to procure a waiver of such rights from the holders of such rights.

(d)
In the event Consultant has any rights in and to the Work Product that cannot be assigned to the Company and cannot be waived, Consultant hereby grants to Company, and its respective successors and assigns, an exclusive, worldwide, royalty-free license during the term of the rights to reproduce, distribute, modify, publicly perform and publicly display, with the right to sublicense and assign such rights in and to the Work Product including, without limitation the right to use in any way whatsoever that Work Product.  Consultant retains no rights to use the Work Product and agrees not to challenge the validity of the ownership by the Company in the Work Product.

(e)	Consultant agrees to assist the Company in any reasonable manner to obtain and enforce for the Company’s benefit patents, copyrights, and other property rights covering the

Work Product in any and all countries.  Consultant agrees to execute, when requested, patent, copyright, or similar applications and assignments to the Company, and any other lawful documents deemed necessary by the Company to carry out the purpose of this Agreement.  Consultant further agrees that the obligations and undertaking stated in this Section 9(e) will continue beyond the termination of Consultant’s service to the Company.

(f)
In the event that the Company is unable for any reason whatsoever to secure Consultant’s signature to any lawful and necessary document required to apply for or execute any patent, copyright, or other applications with respect to any Work Product (including improvements, renewals, extensions, continuations, divisions or continuations in part thereof), Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his or her agents and attorneys-in-fact to act for and in his or her behalf and instead of Consultant, to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights or other rights therein with the same legal force and effect as if executed by Consultant.

9.           Representations and Warranties.  Consultant represents and warrants to the Company that:

(a)	he has the power, authority, and legal capacity to enter into and to perform this Agreement;

(b)	this Agreement when executed and delivered by the Consultant will be a legal, valid and binding obligation enforceable against the Consultant in accordance with its terms;

(c)
neither the execution and delivery by the Consultant of this Agreement, nor the performance by the Consultant of the Services contemplated hereby, will conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Consultant is a party or by which the Consultant is bound (including any agreements relating to the confidential or proprietary information of a third party);

(d)
except for material specifically identified by the Consultant in a written notice to the Company and specifically acknowledged by the Company in writing as either (i) material in the public domain or (ii) material from other works as may be included with the written permission of the owners of all rights therein, the Services and the Work Product is and shall be original to Consultant, and no Person (other than the Company) has or shall have any rights thereto.  For purposes of this Agreement, “Person” means any individual, partnership, corporation, limited liability company, association, joint venture, organization, trust or other entity; and

(e)
no portion of the Work Product infringes or misappropriates or will infringe or misappropriate any Intellectual Property Rights of any other Person, violates or will violate any right of privacy or any property rights of any Person, or is or will be libelous or obscene.  For purposes of this Agreement, “Intellectual Property Rights” means all United States and foreign letter patent, patents, patent applications, trademarks, service marks, trade names, brand names, logos and other trade designations (including unregistered names and marks), trademark and service mark registrations and  applications, copyrights, copyright registrations and applications, inventions (both patentable and unpatentable), invention disclosures, protected formulae, formulations, processes, methods, substances, trade secrets, computer software and firmware, computer programs and source codes, manufacturing research and similar technical information, engineering know how, customer and supplier information, assembly and test data drawings, hardware and software designs, royalty rights and other similar items or proprietary rights therein.

10.           Indemnification. Consultant agrees to indemnify and hold harmless the Company, its affiliates and its and their respective directors, officers, partners, members, managers, employees, and agents (each, an “Indemnified Party”), against and in respect of all losses, liabilities, obligations, damages, deficiencies, actions, suits, proceedings, demands, assessments, orders, judgments, costs and expenses (including the reasonable fees, disbursements and expenses of attorneys and consultants) of any kind or nature whatsoever to the extent sustained, suffered or incurred by or made against any Indemnified Party, to the extent based upon, arising out of or in connection with: (a) any breach of this Agreement, or (b) any infringement or misappropriation of any Intellectual Property Rights in connection with the Work Product (including its use by the Company and its direct or indirect customers or licensees).

The Company agrees to indemnify, defend, and hold Consultant harmless from any and all actions, causes of action, claims, demands, cost, liabilities, expenses and damages (including reasonable attorneys' fees) arising out of, or in connection with any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative, legislative, investigative or other (including any appeal relating thereto) whether formal or informal and whether made or brought by or in the right of the Company or otherwise, in which Consultant is, was or at any time becomes a party or witness, or is threatened to be made a party or witness in relation to any services provided in good faith by Consultant under this Agreement.

11.           Injunctive Relief and Damages. Consultant acknowledges and agrees that the covenants and obligations of Consultant set forth in Sections 5, 7 and 8 with respect to non-competition, non-solicitation, confidentiality and work for hire relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants and obligations will cause the Company irreparable injury for which adequate remedies are not available at law. Therefore, Consultant agrees that the Company shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain Consultant from committing any violation of the covenants and obligations referred to in this Section 11. These injunctive remedies are cumulative and in addition to any other rights and remedies the Company may have at law or in equity. Nothing contained in this Section 12 shall be construed as prohibiting the Company from pursuing any other remedies available to any of it for any such breach or threatened breach, including recovery of damages and an equitable accounting of all earnings, profits and other benefits arising from such violation.

12.           Attorneys' Fees.  Should either party hereto, or any heir, personal representative, successor or assign of either party hereto, resort to legal proceedings in connection with this Agreement, the party or parties prevailing in such legal proceedings shall be entitled, in addition to such other relief as may be granted, to recover its or their reasonable attorneys' fees and costs in such legal proceedings from the non-prevailing party or parties.

13.           Governing Law and Jurisdiction.  The Company and the Consultant hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Florida, St. Johns County, and of the United States District Court for the Middle District of Florida for any lawsuits, actions or other proceedings arising out of or relating to this Agreement and agree not to commence any such lawsuit, action or other proceeding except in such courts.  The Consultant further agrees that service of any process, summons, notice or document by mail, return receipt requested, to the Consultant’s address set forth above shall be effective service of process for any lawsuit, action or other proceeding brought against the Consultant in any such court.  The Company and the Consultant hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding arising out of or relating to this Agreement in the courts of the State of Florida, St. Johns County, or the United States District Court for the Middle District of Florida, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

14.           Severability.  If the law does not allow a provision of this Agreement to be enforced, such unenforceable provision shall be amended to become enforceable and reflect the intent of the parties, and the rest of the provisions of this Agreement shall remain in effect.

15.           Waiver.  The failure of any party, in any instance, to insist upon strict enforcement of the provisions of this Agreement shall not be construed to be a waiver or relinquishment of enforcement in the future, and the terms of this Agreement shall continue to remain in full force and effect.

16.           Assignability. This Agreement shall not be assignable by either party.

17.           Amendment. This Agreement may only be amended or modified in a writing signed by both of the parties and referring to this Agreement.

18.           Entire Agreement.  This Agreement constitutes the entire agreement and final understanding of the parties with respect to the subject matter of this Agreement and supersedes and terminates all prior and/or contemporaneous understandings and/or discussions between the parties, whether written or verbal, express or implied, relating in any way to the subject matter of this Agreement.

19.           Judicial Interpretation.  Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that both parties have participated in the preparation of this Agreement.

20.           Survival. Consultant and the Company agrees that the provisions of Sections 5 – 20 shall survive expiration or earlier termination of this Agreement for any reasons, whether voluntary or involuntary, with or without cause, and shall remain in full force and effect thereafter.

21.           Execution in Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one in the same instrument.  Confirmation of execution by electronic transmission of a facsimile signature shall be binding on the confirming party.
[signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

ENERGY TELECOM, INC.

/s/ THOMAS RICKARDS
Name: Thomas Rickards
Title: Chief Executive Officer

BRUSSELL GROUP, LLC

/s/ BENJAMIN BRUSSELL
Name: Benjamin Brussell
Title: Manager

EXHIBIT A
SCOPE OF WORK

1.	Consult as needed to formulate distribution agreements with entities wishing to distribute the Company’s products.

2.	Consult as needed to determine superior methods of marketing the Company’s products.

3.	Consult as needed to construct scenarios in which the Company may partner with entities wishing to design, make, and manufacture and distribute new versions of the Company’s product.

4.	Consult as needed to formulate plans to sell or license the Company’s intellectual property to other entities.